UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 2001 Stock Incentive Plan, as amended

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 21, 2008, at the Annual Meeting of Stockholders of Aspect Medical Systems, Inc., our stockholders approved an amendment to our 2001 Stock Incentive Plan, as amended, or the plan, to increase the number of shares of our common stock authorized for issuance under the plan from 4,700,000 to 5,400,000.
     The plan provides for the grant to our employees, directors, consultants and advisors, of incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code), nonstatutory stock options and restricted stock awards, which we collectively refer to as “awards.” Our board of directors administers the plan and may delegate authority under the plan to our compensation committee, including its authority to make awards to eligible participants under the plan. The plan sets forth, among other things, certain terms and conditions governing awards under the plan and the administration of the plan. Please refer to a more detailed description of the plan in the proxy statement for our 2008 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 11, 2008.
     The foregoing description of the plan is qualified in its entirety by the full text of the plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     See the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
	By:	/s/ Michael Falvey
Date: May 22, 2008		Michael Falvey
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2001 Stock Incentive Plan, as amended